                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 20, 2005

                                                                                                          DOLLARS
                                                                                                       -------------
COLLECTIONS

Payments received                                                                                      51,425,295.26
                     Plus / (Less) :
                                         Net Servicer Advances                                            (42,526.80)
                                         Investment Earnings on funds
                                           in the Collection Account                                       98,693.53
                                                                                                       -------------
Net Collections                                                                                        51,481,461.99
                     Plus / (Less) :
                                         Funds in Spread Account                                       10,582,742.03
                                                                                                       -------------
Total Available Funds                                                                                  62,064,204.02
                                                                                                       =============
DISTRIBUTIONS

                     Servicing Fee                                                       1,100,338.00
                     Trustee and Other Fees                                                  3,292.21
                                                                                         ------------

Total Fee Distribution                                                                                  1,103,630.21

                     Note Interest Distribution Amount - Class A-1                 0.00
                     Note Interest Distribution Amount - Class A-2           406,609.29
                     Note Interest Distribution Amount - Class A-3           365,000.00
                     Note Interest Distribution Amount - Class A-4           776,847.92
                                                                          -------------
                                                                           1,548,457.21

                     Note Principal Distribution Amount - Class A-1                0.00
                     Note Principal Distribution Amount - Class A-2       34,978,551.55
                     Note Principal Distribution Amount - Class A-3                0.00
                     Note Principal Distribution Amount - Class A-4                0.00
                                                                          -------------
                                                                          34,978,551.55

Total Class A Interest and Principal Distribution                                                      36,527,008.76

                     Note Interest Distribution Amount - Class B-1            86,306.97
                     Note Principal Distribution Amount - Class B-1        1,810,949.35
                                                                          -------------

Total Class B Interest and Principal Distribution                                                       1,897,256.32

                     Note Interest Distribution Amount - Class C-1           104,113.96
                     Note Principal Distribution Amount - Class C-1        2,052,985.54
                                                                          -------------

Total Class C Interest and Principal Distribution                                                       2,157,099.50

                     Note Interest Distribution Amount - Class D-1           101,293.57
                     Note Principal Distribution Amount - Class D-1        1,568,913.16
                                                                          -------------

Total Class D Interest and Principal Distribution                                                       1,670,206.73

                     Spread Account Deposit                                                            18,709,002.50
                                                                                                       -------------

Total Distributions                                                                                    62,064,204.02
                                                                                                       =============

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 20, 2005

PORTFOLIO DATA:
                                                                           # of loans
      Beginning Aggregate Principal Balance                                            75,554                     1,056,324,242.12

          Less:                          Principal Payments                                     (20,310,915.51)
                                         Full Prepayments                              (2,115)  (19,117,476.05)
                                         Partial Prepayments                                -                -
                                         Liquidations                                    (297)   (3,792,356.68)
                                                                                                --------------
                                                                                                                    (43,220,748.24)
                                                                                                                  ----------------
      Ending Aggregate Principal Balance                                               73,142                     1,013,103,493.88
                                                                                                                  ================

Ending Outstanding Principal Balance of Notes                                                                       947,251,766.78
Overcollateralization Amount                                                                                         65,851,727.10
Overcollateralization Level                                                                                                   6.50%

OTHER RELATED INFORMATION:

Spread Account:

                     Beginning Balance                                                           10,563,242.42
                           Investment earnings on funds in spread account                            19,499.61
                           Less: Funds included in Total Available Funds                        (10,582,742.03)
                           Deposits                                                              18,709,002.50
                           Reductions                                                            (8,577,967.56)
                                                                                                --------------
                     Ending Balance                                                                                  10,131,034.94

                     Beginning Initial Deposit                                                    1,648,700.36
                           Repayments                                                            (1,648,700.36)
                                                                                                --------------
                     Ending Initial Deposit                                                                                      -


Modified Accounts:

                     Principal Balance                                                                       -                   -
                     Scheduled Balance                                                                       -                   -

Servicer Advances:

                     Beginning Unreimbursed Advances                                                970,818.95
                     Net Advances                                                                   (42,526.80)
                                                                                                --------------
                                                                                                                        928,292.15

Net Charge-Off Data:

                     Charge-Offs                                                                 11,447,377.57
                     Recoveries                                                                  (2,533,578.63)
                                                                                                --------------
                     Net Charge-Offs                                                                                  8,913,798.94

Delinquencies ( P&I):                                                      # of loans
                     30-59 Days                                                         1,536    14,102,547.86
                     60-89 Days                                                           393     3,274,098.15
                     90-119 Days                                                          148     1,304,234.44
                     120 days and over                                                      3        42,521.50

Repossessions                                                                              73       621,456.71

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of
  the Sale and Servicing Agreement)                                                         -                                    -

Cumulative Charge-Off Percentage                                                                                              0.59%

WAC                                                                                                                        10.6200%
WAM                                                                                                                         53.667

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 20, 2005

                           BEGINNING    NOTE MONTHLY                TOTAL                                 REMAINING       TOTAL
             ORIGINAL     OUTSTANDING     PRINCIPAL     PRIOR     PRINCIPAL     PRINCIPAL     CURRENT    OUTSTANDING     PRINCIPAL
            PRINCIPAL      PRINCIPAL    DISTRIBUTABLE PRINCIPAL DISTRIBUTABLE DISTRIBUTION   PRINCIPAL    PRINCIPAL    AND INTEREST
CLASSES      BALANCE        BALANCE        AMOUNT     CARRYOVER    AMOUNT        AMOUNT      CARRYOVER     BALANCE     DISTRIBUTION
------- ---------------- -------------- ------------- --------- ------------- ------------   --------- --------------  -------------
  A-1     222,000,000.00           0.00          0.00   0.00             0.00          0.00    0.00              0.00           0.00
  A-2     555,000,000.00 323,133,209.15 34,978,551.55   0.00    34,978,551.55 34,978,551.55    0.00    288,154,657.60  35,385,160.84
  A-3     200,000,000.00 200,000,000.00          0.00   0.00             0.00          0.00    0.00    200,000,000.00     365,000.00
  A-4     331,750,000.00 331,750,000.00          0.00   0.00             0.00          0.00    0.00    331,750,000.00     776,847.92
  B-1      56,250,000.00  44,259,985.74  1,810,949.35   0.00     1,810,949.35  1,810,949.35    0.00     42,449,036.39   1,897,256.32
  C-1      63,750,000.00  50,175,401.50  2,052,985.54   0.00     2,052,985.54  2,052,985.54    0.00     48,122,415.96   2,157,099.50
  D-1      48,750,000.00  38,344,569.99  1,568,913.16   0.00     1,568,913.16  1,568,913.16    0.00     36,775,656.83   1,670,206.73
        ---------------- -------------- -------------   ----    ------------- -------------    ----    --------------  -------------
 TOTAL  1,477,500,000.00 987,663,166.38 40,411,399.60   0.00    40,411,399.60 40,411,399.60    0.00    947,251,766.78  42,251,571.31
        ================ ============== =============   ====    ============= =============    ====    ==============  =============

                       NOTE MONTHLY                        TOTAL
                         INTEREST            PRIOR       INTEREST        INTEREST       CURRENT     DEFICIENCY    POLICY
 NOTE     INTEREST     DISTRIBUTABLE       INTEREST    DISTRIBUTABLE   DISTRIBUTION    INTEREST        CLAIM       CLAIM
CLASSES     RATE          AMOUNT           CARRYOVER      AMOUNT          AMOUNT       CARRYOVER      AMOUNT      AMOUNT
-------   -------      -------------       ---------   -------------   ------------    ---------    ----------    ------
  A-1     1.08000%              0.00         0.00              0.00            0.00       0.00         0.00        0.00
  A-2     1.51000%        406,609.29         0.00        406,609.29      406,609.29       0.00         0.00        0.00
  A-3     2.19000%        365,000.00         0.00        365,000.00      365,000.00       0.00         0.00        0.00
  A-4     2.81000%        776,847.92         0.00        776,847.92      776,847.92       0.00         0.00        0.00
  B-1     2.34000%         86,306.97         0.00         86,306.97       86,306.97       0.00         0.00        0.00
  C-1     2.49000%        104,113.96         0.00        104,113.96      104,113.96       0.00         0.00        0.00
  D-1     3.17000%        101,293.57         0.00        101,293.57      101,293.57       0.00         0.00        0.00
                        ------------         ----      ------------    ------------       ----         ----        ----
 TOTAL                  1,840,171.71         0.00      1,840,171.71    1,840,171.71       0.00         0.00        0.00
                        ============         ====      ============    ============       ====         ====        ====


                        WFS FINANCIAL 2004-1 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 20, 2005

Detailed Reporting

        See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated February 01, 2004.

                                              _____________________________
                                              Lori Bice
                                              Assistant Vice President
                                              Director Technical Accounting

                                              _____________________________
                                              Susan Tyner
                                              Vice President
                                              Assistant Controller